Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 3, 2000 with respect to the financial statements of The Glen Rock State Bank, included in the Registration Statement on Form S-4 of Community Banks, Inc.

/s/ STAMBAUGH NESS, PC

York, Pennsylvania

March 3, 2003